Exhibit 10.10

AMENDED AND RESTATED AGENCY AUTHORIZATION AND APPOINTMENT AGREEMENT

This Amended and Restated Agency Agreement (the “Agreement”), effective as of July 1, 2021 (the “Original Effective Date”), is by and between Kin Risk Management, LLC, a Florida limited liability company, as attorney-in-fact for Kin Interinsurance Network, a reciprocal insurance exchange organized under the laws of Florida (collectively, “Company”), and Kin Insurance Network Distributor, LLC, a Delaware limited liability company, a licensed insurance agency (the “Agency”).

Whereas, the parties entered into the original Agency Authorization and Appointment Agreement, effective July 3, 2019;

Whereas, the Agency Authorization and Appointment Agreement has been amended by the parties, on February 27, 2020, and March 1, 2021; and

Whereas, the parties desire to amend and restate in its entirety the Agency Authorization and Appointment Agreement, as set forth herein;

Now, therefore, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Authorization and Appointment Requirements. Agency must:

A. Have and continuously maintain all licenses in the state in which it does business as required by applicable state law and to otherwise be in good standing with the Department of Insurance of that state;

B. Not have been either suspended or terminated for cause by Company;

C. With respect to all employees, representatives, agents or sub-agents of the Agency required to be licensed pursuant to applicable state law, be duly licensed in the state in which they conduct business and otherwise comply with all laws and regulations of such stated during the Term of this Agreement;

D. Abide by all of the terms and provisions of this Agreement.

2. Term and Renewals. This Agreement shall be effective for a one-year period (the “Term”) commencing on the Original Effective Date and terminating at 11:59 P.M. Eastern Standard Time on the 365th day from the Effective Date (the “Original Termination Date”). Subject to the promulgation by Company of any additional licensure or appointment criteria and the Agency’s compliance therewith, if the licensed and/or appointed Agency is in compliance with the terms hereof, and this Agreement has not otherwise been terminated by Company or the Agency prior to the Original Termination Date, this Agreement shall automatically renew for successive one-year periods, subject in each instance to all provisions of this Agreement, any additional criteria, terms or provisions as promulgated by Company and noticed to the Agency, and the annual payment by the Agency of all required appointment fees, where applicable. The “Effective Date” of each renewal year shall be the first day of the renewal period and the 365th day from such date shall be deemed the “Renewal Termination Date.”

3. Authorized Coverages; Non-Exclusive Territorial Limit.

A. Authorized Coverages. Company grants authority to Agency to solicit the following types of insurance in accordance with the terms and conditions of this Agreement (such coverages are hereinafter individually and collectively referred to as “Company Business”): all property and casualty lines.

B. Territorial Limit. Company grants non-exclusive authority to Agency to solicit the above-authorized type(s) of insurance in the territories designated by Company. The non-exclusive territorial limit may be changed at the sole option of Company without providing the Agency written notice of such change. It is understood that Company may contract with other agencies and agents in all states and territories in which it intends to conduct business.

4. Duties of Agency.

A. Governing Rules and Law. The Agency agrees to know and abide by the terms and provisions of this Agreement, which Agreement shall be subject to the provisions of the applicable statutory provisions relative to the Agency or Company (collectively the “Statutes”), the Insurance Code in each state in which the Agency does business (“Insurance Code”) and the rules and regulations of the Department of Insurance in each state in which the Agency or Company does business (“Insurance Regulations”). In addition, the Agency authorized and/or appointed pursuant to this Agreement agrees to conduct all business operations on behalf of Company in compliance with the terms of this Agreement, the underwriting manuals of the Company (“Underwriting Manuals”), any producer policies and procedures manuals (collectively, “Procedures Manuals”), all Agent Bulletins (“Bulletins”), and other instructions provided to the Agency by Company (all documents set forth or referenced in this Section are sometimes collectively referred to as the “Documents”), which Documents may be unilaterally supplemented or amended from time-to-time by Company. It shall be the obligation and responsibility of the principal agent of the Agency to supervise the actions of its agents, sub-agents and employees to ensure that all agents, sub- agents and employees know, abide by, and comply with all terms and provisions of the Agreement, Documents, Statutes, Insurance Code and Insurance Regulations, as they currently exist or as they may be subsequently amended or modified. It shall be the obligation and responsibility of the Agency to otherwise fulfill all the functions of the Agency as required by the Agreement with reference to the obligation of the Agency.

B. Binding Authority. Agency shall have no authority to bind Company in any respect, unless specifically authorized by this Agreement or in writing by Company. Any binding authority of the Agency is subject to, and limited by, the authority and procedures set forth in the applicable Underwriting Manuals or any of the Documents as such Documents currently exist or as they may be subsequently amended or modified and the applicable Statutes and Insurance Code of the State wherein the Agency transacts business. Any binding authority of agents of the Agency ceases at such times as the agent is no longer employed or retained by the Agency or such agent is not otherwise in full compliance with any provision of this Agreement. All binding authority for Company Business ceases immediately upon termination of this Agreement or suspension of any authorization and/or appointment hereto. Binding authority of the Agency for any Company Business ceases immediately upon the Agency’s suspension or termination pursuant to this Agreement.

Company and the Agency shall comply with the laws of the state wherein the Agency transacts the Company Business in regard to the licensure, appointment and/or registration of individual agents employed or retained by the Agency which agents will have binding authority only pursuant to the terms of this Agreement and those limitations set forth in any of the Documents.

C. Premium Submission. All premiums and monies received by the Agency for Company Business shall be made payable to Company and be received by Company no later than fifteen (15) days from the effective date of the policy, in accordance with the provisions and procedures set forth in the Documents. The Agency may not charge or collect any fee or surcharge, including fees for inspections or photographs, from an applicant or insured in excess of the authorized premium, surcharge, assessment, or fees, if any. Bank charges for returned checks and applicable credit card fees, if used to collect premiums, are recoverable from the applicant or insured by the Agency only to the extent authorized under the laws and regulations of the applicable state; however, these charges may not be included as part of the premium.

D. Applications. All applicants shall be furnished a copy of any completed application at the time of the application. All applications are to be submitted via Company’s on-line application processing system. Applications will be considered bound only at that time the applicant and Agency have agreed to binding and both parties have attested to the information provided on the application by their respective signatures and applicable premium is received by Company. Backdating of applications is grounds for immediate termination of this Agreement by Company.

E. Books and Records.

i. The Agency, for a period of two (2) years from the date of any document’s creation, and for a period of two (2) years after any policy expires, terminates or is not renewed, or as required by any applicable federal or state law or regulation, whichever is greater, shall maintain legible and accurate copies of all applications and related documents including, but not being limited to, binder logs, policy logs, correspondence, reports, photos, claims information, books, premium payment records, accounts and records and any other documentation, electronic, film or otherwise (“Records”) used, prepared or obtained by the Agency, its agents, sub-agents and employees in conducting Company Business. The requirements set forth in this section remain in effect for the period of time established regardless of termination of this Agreement by either party.

ii. The Agency, at its sole expense, shall immediately comply with any request or requirement to produce, reproduce, copy, deliver or otherwise make available any or all of Company Business records to Company or its designee.

iii. The Agency is required to implement and maintain adequate procedures to safeguard the security of, and access to, Records regardless of the form in which such information is stored.

iv. The Agency shall implement and maintain adequate procedures to safeguard the confidentiality of personal financial information relevant to applicants and policyholders as required by the Gramm-Leach-Bliley Financial Modernization Act (“GLB”, 15 U.S.C. §6801 et seq.) and all applicable Federal and State laws including, but not limited to, those set forth in the Insurance Code and/or Administrative Code of the applicable state.

v. All policy forms, materials and other supplies furnished to Agency by Company shall be returned to Company or accounted for upon demand.

F. Errors and Omissions Coverage.

i. As of the Original Effective Date, the Agency shall have an Errors and Omissions policy in full force and effect providing coverage for the Agency and all of its agents in an amount not less than $500,000 per occurrence and $1,000,000 annual aggregate and shall continue to maintain Errors and Omissions coverage reasonably acceptable to Company, during the original Term and any renewals of this Agreement covering the Agency and all of its authorized and, where applicable, appointed agents.

ii. Proof of the Errors and Omissions coverage required by this Agreement shall be provided by the Agency to Company on the Original Effective Date of this Agreement and thereafter upon such policy’s renewal within five (5) days of any request by Company.

iii. This Agreement may be immediately terminated by Company in the event that the Agency fails to provide written proof of Errors and Omissions Coverage or otherwise fails to maintain such coverage as required by this Agreement during the Term of this Agreement.

G. Indemnification. The Agency does and shall indemnify and hold harmless Company, its affiliated companies, and their respective directors, shareholders, officers, agents, representatives, employees, designees, committees and committee members (collectively, the “Indemnified Parties”) from any liability, damage, claims or causes of action with regard to any and all losses, claims, damages, fees and expenses, including legal or other expenses (including, but not limited to reasonable attorney’s fees and costs incurred and all pretrial, trial, post-trial, post- judgment and applicable levels), reasonably incurred or paid by any of the Indemnified Parties on account of any negligent or wrongful act, error or omission of the Agency, its agents, sub-agents, employees or representatives in the rendering of services pursuant to this Agreement or any breach or default hereof (including but not being limited to, failure to remit premiums or other fees or sums due Company or failure to comply with the provisions of the Federal Fair Credit Reporting Act, GLB, or similar State laws) except to the extent that Company has solely caused such liability or damage.

Company shall indemnify and hold harmless the Agency, its officers and employees from any liability, damage, claims or causes of action with regard to any and all losses, claims, damages, fees and expenses (including, but not limited to reasonable attorney’s fees and costs incurred at all pretrial, trial, post-trial, post-judgment and applicable levels), reasonably incurred or paid by the Agency solely as a result of any negligent or willful misconduct of Company in the performance of any duty set forth in this Agreement; provided, however, that Company shall not be obligated hereunder to the extent that Agency or any of its officers, employees, representatives or agents caused or contributed to such claim, cause of action, liability or damage.

H. Maintaining Agency Information. The Agency shall notify Company within ten (10) business days of any change in the ownership or management of the Agency’s business operations. Changes include, but are not limited to, any change in the principal agent, officers, directors, and/or managers of the Agency, or changes in physical address, mailing address, e-mail address, phone number(s), and fax number(s), name changes, or changes in the Social Security number, Tax Identification Number and ownership of the Agency.

I. Countersignature. A Power of Attorney is herein created pursuant to this Section. The Agency acknowledges, authorizes and grants said Power of Attorney (the “Power”) to Company and, by doing so, expressly authorizes Company in its sole discretion to countersign, electronically or otherwise, on behalf of the Agency, as necessary, all policies, endorsements and renewals, and any other endorsements required as a result of changes in the Statute, Insurance Code, Insurance Regulations, or the Documents.

J. Independent Contractor Relationship. The Agency acknowledges that, pursuant to this Agreement, an independent service contractor relationship between Company and the Agency is established. Nothing contained herein shall be construed as giving rise to an employee/employer, partnership or joint venture relationship between the Agency or its agents and Company.

K. Appointment Fees. If an Agency appointment from Company is required by law or regulation, the Agency shall pay for all applicable appointment fees and taxes in regard to such appointment, in any applicable state, upon acceptance of appointment by Company.

L. Technical Capacity. The Agency is required to implement and utilize, at the Agency’s sole expense, all technology and equipment as required by Company.

M. Brokerage of Company Business. The Agency shall not submit applications to Company pursuant to a formal or informal brokering arrangement with unauthorized and/or unappointed agents in other agencies.

N. Responsibility of Agency. The Agency shall be liable for ensuring that all agents employed or retained by the Agency are aware of, and fully comply with, the terms and provisions of this Agreement, the Statute, Insurance Codes, Insurance Regulations and the Documents in all aspects relevant to the conducting of Company Business by the Agency and its agents and the fulfilling of all responsibilities of the Agency as set forth in this Agreement.

O. Required Notification. Agency shall advise Company promptly if any officer, director, manager, principal, owner or employee of Agency, or any of the Agency’s agents or sub producers are convicted of a felony, or other offense set forth in the federal Violent Crime and Law Enforcement Act of 1994, or are otherwise not in compliance with any provision of this Agreement including, specifically, the maintenance of all licenses in good standing with all applicable regulatory authorities. This is an ongoing obligation.

P. Expenses. The Agency shall be responsible for all expenses, fees, taxes or any other charges whatsoever incurred by the Agency or on their behalf with reference to the services of the Agency pursuant to this Agreement, unless otherwise agreed to in writing by Company.

5. Duties of Company.

A. Commissions.

i. Commissions shall be based on a percentage of the total collected premium received by Company, less any deductions, setoffs, reimbursements or holdbacks, and shall be paid not later than the last day of the calendar month following the calendar month in which each policy becomes effective or is issued, whichever is later. Commissions shall be payable to the Agency in accordance with the applicable provisions of the Documents and this Agreement. Company reserves the right to withhold and not pay any commission to the Agency should the Agency or its employed or retained agent’s or sub-agent’s authority to conduct Company Business be suspended or terminated or should the Agency not otherwise fully comply with the terms of the Agreement, the Documents, applicable Statutes, Insurance Codes and/or Insurance Regulations.

ii. Whenever premium is returned to any policyholder or obligor the Agency agrees to refund unearned commission at the same rate at which commissions were originally paid to the Agency, such refund being calculated as of the date such refund is due. If Company has made any payments on the Agency’s behalf, the Agency agrees to refund such monies to Company.

iii. Agency shall not retain or receive any compensation on any business written in jurisdictions in which Agency is not licensed, not authorized hereunder or not appointed by Company.

B. Commission Statements. Company shall issue commission statements to the Agency by the last day of each calendar month detailing the Agency’s policy and commission activity for each line of Company Business for all policies issued during the previous calendar month. The statements shall include identification of the policies issued or renewed, commissions earned, and the amount due the Agency. Failure to pay any amount due Company pursuant to such commission statements may result in immediate termination of this Agreement by Company.

C. Agency Responsibility. As a material inducement for entering this Agreement, Agency hereby warrants and represents that it is authorized and entitled to receive all fees, commissions and other sums that may be payable hereunder by Company and that Agency possesses and shall maintain for as long as this Agreement is in effect, all licenses which may be required to accept and receive such compensation. Agency shall be solely responsible for any payment that may be due to an employed or retained agent, sub-agent, producer or authorized sub producer of the Agency for any commission or other sum and does indemnify and hold Company harmless for any claims, demands, actions, payments, expenses, attorney’s fees and costs (at all pretrial, trial, appellate, and post- judgment levels), and liability for any such commission or payment demanded or claimed by any agent, employee, or representative of the Agency.

D. Company Forms. Company will prepare such documents and forms as may be required to produce Company Business. Such forms and documents shall be available to the Agency and shall be utilized by the Agency pursuant to the Documents.

6. Compensation.

A. Commissions. The Agency shall be entitled to receive as its sole compensation for all Company Business produced under the Agreement a percentage of Commissionable Premium received by Company for any risk produced by Agency pursuant to this Agreement in the amounts listed in the Product Commission Schedule contained within this agreement.

B. For purposes of this Agreement, “Commissionable Premium” shall be defined as annual gross earned premiums for policies issued by Agency pursuant to this Agreement, plus additional premium paid for endorsements, less return premium for such policies, endorsements and cancellations and exclusive of any policy fees, assessments or surcharges.

C. Company may modify the base commission schedule, in its sole discretion, by providing the Agency with thirty (30) days written notice of such modification, after which the Agency agrees to be bound thereby.

7. Termination and Suspension.

A. Termination.

i. This Agreement may be terminated by the Agency or Company at any time upon at least ninety (90) days advance notice, which notice shall be in writing via certified mail, return receipt requested. The effective date of any such termination shall be as stated in the notice.

ii. In the event that this Agreement is terminated for a reason other than set forth in paragraph 7.A.iii below, the Agency shall continue to service insurance policies placed by the Agency with Company and the Agency shall continue to receive commissions related thereto until expiration of the current policy terms of such policies.

iii. Notwithstanding any other provisions herein concerning termination and in addition to any other termination provision set forth in this Agreement, this Agreement and the authorization and/or appointment of the Agency, as applicable, may be terminated by Company immediately and without notice or right to cure upon the occurrence of any one of the following events:

1. The termination, suspension, dissolution or withdrawal from the applicable State by Company; or

2. The termination or suspension by any governmental or regulatory entity of any State(s) in which the Agency does business with Company of the authority of the Agency or any agent in its employ to place business with Company; or

3. The loss, expiration, suspension or revocation of, or administrative action taken against, any license held by any officer, director, principal or manager of the Agency in any state(s) in which Agency does business with Company; or

4. The occurrence of any violation or breach by the Agency of: (a) the laws, regulations, or directives of any state(s) in which the Agency does business with Company; (b) the applicable Insurance Code; (c) the applicable Insurance Regulations; or (d) this Agreement or the Documents; or

5. Where applicable, the failure of the Agency and its agents to maintain the mandated appointment requirements of the applicable state(s) in which the Agency does business with Company; or

6. With respect to an Agency’s license, the loss, suspension, revocation, or expiration of, or administrative action taken against, the license held by the Agency in any state(s) in which the Agency does business with Company; or

7. The failure of the Agency to cooperate in the use, disclosure or production of Records; or

8. The occurrence of any event or events which, in the sole but reasonable discretion of Company, constitutes either: (a) a material impairment to an the Agency’s ability to properly render those services and fulfill those obligations as required of the Agency under this Agreement; or (b) conduct evidencing an inability, failure or refusal of the Agency to abide by the terms and provisions of this Agreement; or

9. Failure of the Agency to remit premiums and/or fees collected on behalf of Company; or

10. Failure of Agency to follow established guidelines and procedures as contained in any Company manual, directive, or bulletin or any of the Documents; or

11. Failure of the Agency to maintain Errors and Omissions coverage in accordance with the provisions of this Agreement; or

12. Failure of the Agency to return unearned commissions on cancelled policies within sixty (60) days of the date of cancellation of the policy.

iv. This Agreement may be terminated upon the failure of a party to comply with the terms and provisions of this Agreement, or the Documents, within ten (10) days after receipt of written notice of such default or breach.

B. Suspension. Upon the occurrence of any act, default, breach or omission that could constitute grounds for termination of this Agreement or the Agency’s authorization and/or appointment, in lieu of terminating this Agreement, Company may, in its sole discretion, suspend for a stated period the authority of the Agency to bind new Company Business or to write new applications. During this suspension, if Agency binds new Company Business or writes a new application, whether directly or indirectly through another agent, Company may immediately terminate the Agency’s authority and/or appointment and this Agreement.

C. Administrative Payment. In addition to any other rights of Company set forth herein or in the Documents, Company may require payment by the Agency of an amount not to exceed the gross amount of any commission derived by the Agency on any Company policy or policies written or bound in violation of this Agreement or the Documents, applicable Statutes, Insurance Codes, or Insurance Regulations. Failure of the Agency to make such payment upon written demand by Company is grounds for immediate termination of the Agreement by Company.

8. General Provisions.

A. Controlling Law. This Agreement shall be controlled by and subject to the laws of the state in which the Company Business is produced by the Agency authorized and/or appointed hereunder.

B. Entire Agreement. This Agreement supersedes all prior agreements between the parties and constitutes the sole and entire agreement setting forth the benefits and obligations of the parties hereto.

C. Amendment and Modification. Except as otherwise specifically provided herein, this Agreement may not be modified except in writing signed by the parties hereto. However, the parties acknowledge that Company may, from time to time, unilaterally adopt requirements and/or standards applicable to the Agency, which requirements and/or standards shall be adhered to and enforced by the Agency and be deemed incorporated into this Agreement and shall be deemed as a part of the Documents, as defined and referred to herein.

D. Survival of Obligations. The parties hereto acknowledge that they shall continue to be bound by, and shall perform, subsequent to the termination or expiration of the Agreement, all of the obligations set forth herein necessary to fulfill the obligations of the parties pursuant to this Agreement.

E. Severability. In the event any provision of this Agreement is held to be invalid by a court of competent jurisdiction, the remainder of this Agreement not held otherwise unenforceable shall be deemed valid and enforceable.

F. Waiver. The failure of Company to take any action, or to delay taking any action, respecting any default by the Agency or any other Company right hereunder shall not be deemed to constitute a waiver of the default, any subsequent default, or any other right hereunder or an amendment to this Agreement.

G. Headings. The section and paragraph headings herein are for convenience of reference only and do not define or limit any of the provisions hereof.

H. Consideration. All parties to this Agreement do acknowledge that there is good and valuable consideration for the undertakings and obligations set forth herein.

I. Remedy. Subject to the provisions of the Documents, all parties shall have all remedies available according to the laws of the State in which the Company Business is produced hereunder.

J. Confidentiality.

i. The term “Confidential Information” shall mean this Agreement, the Documents, and all data, trade secrets, business information and other information of any kind whatsoever that a party (“Discloser”) discloses, in writing, orally, visually or in any other medium, to the other party (“Recipient”) or to which Recipient obtains access and that relates to Discloser or, in the case of Company, to the Agency, or its customers, employees, third-party vendors or licensors. Confidential Information includes Customer Information, as defined below. A “writing” shall include an electronic transfer of information by e-mail, over the Internet or otherwise.

ii. Company acknowledges that Agency and its agents have a responsibility to its customers and other consumers using its services to keep information it has received or produced about their usage of its services and about their accounts (“Customer Information”) strictly confidential. Each of the parties to this Agreement, as Recipient, hereby agrees that it will not, and will cause its employees, officers, directors or agents, committees, committee members, consultants, affiliates and independent contractors not to, disclose Confidential Information of the other party or use Confidential Information, including Customer Information, during or after the Term of this Agreement, other than on a “need to know” basis and then only: (a) to affiliates of Discloser; (b) to Recipient’s employees or officers;(c) to affiliates of Recipient, its independent contractors at any level, agents and consultants, provided that all such persons are subject to a written confidentiality agreement that shall be no less restrictive than the provisions of this Section; (d) pursuant to the exceptions set forth in 15 U.S.C 6802(e) and accompanying regulations, which disclosures are made in the ordinary course of business and (e) as required by law or as otherwise expressly permitted by this Agreement. Recipient shall not use or disclose Confidential Information of the other party for any purpose other than to carry out this Agreement. Recipient shall treat Confidential Information of the other party with no less care than it employs for its own Confidential Information of a similar nature that it does not wish to disclose, publish or disseminate, but not less than a reasonable level of care.

iii. Recipient shall notify Discloser of any actual or threatened requirement of law or legal process to disclose Confidential Information promptly upon receiving actual knowledge thereof and shall assist and cooperate with Discloser’s reasonable, lawful efforts to resist, limit or delay disclosure. Such requirements include, but are not limited to, requests or demands for Confidential Information by banks or insurance examiners and regulators, or courts of competent jurisdiction.

iv. The Recipient agrees that Confidential Information shall remain confidential and shall not be used or disclosed to any third party other than to perform the business of insurance as permitted by law and pursuant to this Agreement. In the event the Recipient intends to disclose Confidential Information, the Recipient agrees to provide affected customers and/or consumers with the required legal notice and an opportunity to tell the Recipient that they do not want the receiving party to share the information.

v. The Recipient acknowledges and agrees that any violation of this Section shall cause immediate and irreparable harm to the Discloser and, in addition to any other available rights and remedies, the Discloser shall be entitled to immediate injunctive and other relief to prevent the further use and disclosure of the Confidential Information. This Section shall survive any termination or expiration of this Agreement.

K. Notices.

i. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein, or as may otherwise be required or necessitated by this Agreement, shall be given as provided for herein, and if not specifically provided, such actions may be undertaken in writing and sent via hand delivery, overnight carrier, or by registered or certified mail or email and shall be addressed or delivered as follows:

ii. As to Company:

415 1st Ave. N,
St. Petersburg, FL 33701

As to Agency:

55 W. Monroe St. Suite 2200
Chicago, IL 60603

iii. Notices sent by hand delivery or email transmission shall be deemed effective on the date of hand delivery or email transmission. Notices sent by overnight courier shall be deemed effective on the next business day after being placed into the hands of the overnight courier. Notices sent by registered or certified mail shall be deemed effective on the third (3rd) business day after being deposited into the post office.

L. Ownership of Expirations. Following the termination of this Agreement, the Agency having promptly accounted for and paid over to Company premiums and other sums for which the Agency is liable, the records, use and control of expirations, shall remain the property of the Agency and be left in the undisputed possession of Agency. “Expirations” means all records and information pertaining to customers, and the right, to the exclusion of the other party to this Agreement, to solicit renewals and new business from such customers. Company shall retain all policies until such time as natural expiration of the existing policy occurs. In the event the Agency has failed to account for, or promptly pay to Company, all premiums and other sums due hereunder, or has breached or is in default under this Agreement, said Expirations shall be the sole and exclusive property of Company.

M. Mediation/Arbitration.

i. If the parties are unable to resolve a dispute arising out of or relating to this Agreement, the parties will in good faith attempt to resolve such dispute through non-binding mediation before a mediator acceptable to both sides, provided, however, a dispute relating to infringement of intellectual property rights or confidentiality shall not be subject to this provision.

ii. Any controversy or claim, other than those specifically excluded, between or among the parties not resolved through mediation under the preceding provision, shall at the request of a party be determined by binding arbitration. The arbitration shall be conducted by one independent arbitrator who shall be a retired judge or attorney practicing in the areas of insurance and information technology law, as applicable. The Arbitration shall be held in Leon County, Florida in accordance with the United States Arbitration Act (Title 9, U. S. Code), notwithstanding any choice of law provision in this Agreement, and under the auspices and the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of JAMS, Inc. then in effect. If JAMS, Inc. is unable or legally precluded from administering the arbitration, then it shall be conducted under the auspices and Commercial Arbitration Rules of the American Arbitration Association. Each party may serve a single request for production of documents. If disputes arise concerning these requests, the arbitrator shall have sole and complete discretion to determine the disputes. The arbitrator shall give effect to statutes of limitation in determining any claim, and any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall follow the law in reaching a reasoned decision and shall deliver a written opinion setting forth findings of fact, conclusions of law and the rationale for their decision. The arbitrator shall reconsider the decision once upon the motion and at the expense of a party. The Section of this Agreement entitled “Confidentiality” shall apply to the arbitration proceeding, all evidence taken, and the opinion, which shall be Confidential Information of both parties. Judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction.

iii. No provision of this Section shall limit the right of a party to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration for matters or claims based on an allegation of irreparable harm and the need for injunctive relief. The exercise of a remedy does not waive the right of either party to resort to arbitration. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party to submit the controversy or claim to arbitration if the other party contests such action for judicial relief.

iv. If either party commences legal or arbitral proceedings to enforce the provisions of this Agreement, the prevailing party, as determined by the court or arbitrator, shall be entitled to recover, from the other party, reasonable costs incurred in connection with such enforcement including, but not limited to, attorneys’ fees (at all pretrial, trial, post- trial, post-judgment and appellate levels), expenses and costs of investigation, litigation, arbitration, appeal and collection.

N. Principal Agent Responsibility. The principal agent of the Agency shall be responsible for the Agency’s compliance with, and performance of, the obligations as set forth in this Agreement.

PRODUCT COMMISSION SCHEDULE

State	Line of Business	Program	Commission Rate
All	All	All	10%

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

Kin Insurance Network Distributor, LLC, a Delaware limited liability company		Kin Risk Management, LLC, a Florida limited liability company, as attorney-in-fact for Kin Interinsurance Network, a reciprocal insurance exchange organized under the laws of Florida

By:	/s/ Sean Harper	By:	/s/ Angel Conlin
Its:	CEO	Its:	CEO